UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2025

Loop Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41508	47-3975872
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2600 West Olive Avenue, Suite 54470 Burbank, CA	91505
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 436-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation Under an Off-Balance Sheet Arrangement.

May 2023 Secured Line of Credit

As previously reported, effective as of May 10, 2023, Loop Media, Inc., a Nevada corporation (the “Company”), entered into a Secured Non-Revolving Line of Credit Loan Agreement (the “May 2023 Secured Line of Credit Agreement”) with several individuals and institutional lenders for loans of up to an aggregate of $4.0 million (the “May 2023 Secured Line of Credit”), as evidenced by that certain Secured Non-Revolving Line of Credit Promissory Note issued May 10, 2023 (the “May 2023 Secured Note”). The May 2023 Secured Line of Credit matured twenty-four (24) months from the date of the May 2023 Secured Line of Credit, on May 10, 2025 (the “Maturity Date”). The Company granted to the lenders under the May 2023 Secured Line of Credit Agreement a security interest in all of its present and future assets and properties, real or personal, tangible or intangible, wherever located, including products and proceeds thereof. On the Maturity Date, the May 2023 Secured Line of Credit had a principal balance, including accrued interest, amounting to eight hundred eighty-nine thousand dollars ($889,000) owed to three remaining lenders.

On June 10, 2025, in response to the Company’s failure to pay the balances owed on the Maturity Date, the Company received a demand notice and reservation of rights letter (the “June 10 Notice”) from one of the lenders under the May 2023 Secured Line of Credit Agreement ( “Lender No. 1”) declaring the loan thirty (30) days past due and demanding payment of the full balance, including outstanding principal and interest, owed to Lender No. 1 within ten (10) days of the date of the June 10 Notice, failing which, Lender No. 1 may proceed with exercising all rights and remedies available to it at law, in equity, and pursuant to the applicable loan documents. The aggregate principal amount owed to Lender No. 1 on the Maturity Date was three hundred thousand dollars ($300,000).

Pursuant to the terms of the May 2023 Secured Line of Credit Agreement, after the occurrence and during the continuance of an Event of Default thereunder (and after giving of any required notice and the expiration of any applicable cure period), the per annum effective rate of interest on all outstanding principal under the May 2023 Secured Note, which is twelve percent (12%), shall be increased by five hundred (500) basis points. All such increases may be applied retroactively to the date of the occurrence of such Event of Default. If the Company is unable to comply with the demands set out in the June 10 Notice, there can be no assurance as to whether Lender No. 1 will seek to enforce its rights under the May 2023 Secured Note.

The Bellino Trust $2M Convertible Note

As previously reported, on October 18, 2024, the Company issued a Convertible Promissory Note to the Joseph G. Bellino Trust Dated November 30, 2023 (the “Bellino Trust”), in the principal amount of two million dollars ($2,000,000) (the “Bellino Trust $2M Convertible Note”). The Bellino Trust $2M Convertible Note accrues interest at thirty percent (30%) per annum, and unless converted into common stock of the Company, par value $0.0001 per share (the “Common Stock”), the entire principal amount of the Bellino Trust $2M Convertible Note, plus accrued and unpaid interest, is due and payable by the Company on the date that is twelve (12) months after the date of issue. The Bellino Trust $2M Convertible Note is guaranteed personally by Bruce A. Cassidy, the Company’s Executive Chairman of its Board of Directors and a significant stockholder of the Company.

On June 16, 2025, in response to the Company’s failure to make a payment on June 1, 2025, the Company received written notice from the Bellino Trust declaring a default on the Company’s payment obligations under the Bellino Trust $2M Convertible Note and stating that it will proceed with the necessary actions in accelerating repayment of all principal and interest due under the Bellino Trust $2M Convertible Note (the “June 16 Bellino Trust Notice”). If the Company is unable to comply with the demands set out in the June 16 Bellino Trust Notice, there can be no assurance as to whether the Bellino Trust will seek to enforce its rights under the Bellino Trust $2M Convertible Note.

1800 Diagonal Lending Promissory and Bridge Notes

As previously reported, the Company entered into the following securities purchase agreements with, and issued promissory notes to, 1800 Diagonal Lending, LLC (the “1800 Diagonal Lender”):

●	Securities Purchase Agreement dated October 11, 2024 (the “1800 Diagonal $138,000 Promissory Note Agreement”), pursuant to which the 1800 Diagonal Lender made a loan to the Company, evidenced by a Promissory Note (the “1800 Diagonal $138,000 Promissory Note”), in the aggregate principal amount of $138,000, including an original issue discount of $23,000;
●	Securities Purchase Agreement dated October 11, 2024 (the “1800 Diagonal $49,200 Bridge Note Agreement”), pursuant to which the 1800 Diagonal Lender made a loan to the Company, evidenced by a Bridge Note (the “1800 Diagonal $49,200 Bridge Note”), in the aggregate principal amount of $49,200, including an original issue discount of $23,000;
●	Securities Purchase Agreement dated December 17, 2024 (the “1800 Diagonal $31,200 Promissory Note Agreement”), pursuant to which the 1800 Diagonal Lender made a loan to the Company, evidenced by a Promissory Note (the “1800 Diagonal $31,200 Promissory Note”), in the aggregate principal amount of $31,200, including an original issue discount of $5,200; and
●	Securities Purchase Agreement dated October 11, 2024 (the “1800 Diagonal $96,000 Bridge Note Agreement”), pursuant to which the 1800 Diagonal Lender made a loan to the Company, evidenced by a Bridge Note (the “1800 Diagonal $96,000 Bridge Note”), in the aggregate principal amount of $96,000, including an original issue discount of $16,000,

(the above-referenced notes being referred to individually as an “1800 Diagonal Note” and collectively as the “1800 Diagonal Notes”).

On June 20, 2025, in response to the Company’s failure to make payments due on June 16, 2025, in the aggregate amount of $79,260, which breach continued for five (5) days without cure, the Company received a notice of default and demand letter from the 1800 Diagonal Lender (the “June 20 1800 Diagonal Lender Notice”). The June 20 1800 Diagonal Lender Notice calls a default under the 1800 Diagonal Notes and, not accounting for the Conversions (defined below), demand was made for immediate payment of a sum representing 150% of the remaining outstanding principal balance under each 1800 Diagonal Note (150% representing the multiplier upon the occurrence of an event of default), for an aggregate principal amount of $286,326, plus accrued interest and default interest at the rate of twenty-two percent (22%) as provided in the 1800 Diagonal Notes.

In addition, on each of June 20, 2024, and June 24, 2025, the 1800 Diagonal Lender elected to convert $15,000 and $20,000, respectively, of the amount owed under the 1800 Diagonal $138,000 Promissory Note into 1,152,073 shares and 1,498,127 shares of Common Stock, respectively, as provided for in Article IV of the 1800 Diagonal $138,000 Promissory Note (together, the “Conversions”). As a result of these Conversions, an aggregate of $36,310.00 remains due under the 1800 Diagonal $138,000 Promissory Note. If the Company is unable to comply with the demands set out in the June 20 1800 Diagonal Lender Notice, there can be no assurance as to whether the 1800 Diagonal Lender will seek to enforce its rights under the 1800 Diagonal Notes, including converting additional amounts under the 1800 Diagonal Notes into shares of Common Stock and sell those shares in the public market.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 1, 2025	LOOP MEDIA, INC.

	By:	/s/ Justis Kao
Justis Kao, Interim Chief Executive Officer